EXHIBIT 5.1

[MINTZ LEVIN LOGO]                                               CHRYSLER CENTER
                                                                666 THIRD AVENUE
                                                              NEW YORK, NY 10017
                                                                    212-935-3000
                                                                212-983-3115 FAX
                                                                   www.mintz.com

December 6, 2005

InkSure Technologies Inc.
1770 N.W. 64th Street, Suite 350
Fort Lauderdale, FL 33309

Gentlemen:

We have acted as counsel to InkSure Technologies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 3,978,469 shares of its common stock, $0.01 par value per share (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 30, 2003, as amended on July 7, 2003, and as renewed and revived on September 21, 2005, and By-laws, as in effect since July 1, 2003; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that (i) the Common Stock have been duly and validly authorized by the Company and (ii) the Common Stock, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Our opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

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